UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C., 20549

                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          WAVERIDER COMMUNICATIONS INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         NEVADA                                        33-0264030
-------------------------------            ------------------------------------
(State or other jurisdiction of            (IRS Employer Identification Number)
 incorporation or organization)

         255 Consumers Road, Suite 500, Toronto, Ontario Canada M2J 1R4
         --------------------------------------------------------------
         (Address of principal executive offices and Zip (Postal) Code)


Securities  Act  registration  statement file number to which this form relates:
333-92591

Securities to be registered pursuant to Section 12 (b) of the Act:

Title of each class                            Name of each exchange on which
to be so registered                            each class is to be registered
-------------------                            ------------------------------
NONE
-------------------                            ------------------------------

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]


Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock Purchase Warrants
                         ------------------------------
                                (Title of Class)

Item 1. Description of Registrant's Securities to be Registered


                         Common Stock Purchase Warrants


         On December 8, 1999, the Board of Directors of WaveRider Communications Inc. authorized the creation of certain Common Stock Purchase Warrants to be sold in conjunction with a public offering of the Company's share of common stock. Each warrant will entitle the holder to purchase on share of common stock, for a period of two (2) years from the date of close of the public offering, at an exercise price of $2.00 per share.

Item 2.   Exhibits

The following Exhibit is incorporated by reference as part of this report:

Exhibit No.   Description of Exhibit

1 Form of Warrant, incorporated by reference to Exhibit 4.13 on Form S-3, File No. 333-92591



Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          WAVERIDER COMMUNICATIONS INC.

                          By:  /s/ D. Bruce Sinclair
                               ------------------------------------------------
                               D. Bruce Sinclair, President and Chief Executive Officer